                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             STARBUCKS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [STARBUCKS LOGO]

                              Seattle, Washington
                                February 4, 2001

Dear Shareholders:

     You are cordially invited to attend the Starbucks Corporation Annual Meeting of Shareholders on Tuesday, March 20, 2001 at 10:00 a.m. (Pacific Time). The meeting will be held at Benaroya Hall, 200 University Street, Seattle, Washington. Directions to Benaroya Hall and transportation information appear on the back cover of this Notice of Annual Meeting and Proxy Statement.

     The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on Starbucks Corporation's operations and respond to any questions you may have.

     As always, we anticipate a large number of attendees at our Annual Meeting of Shareholders. We have taken several steps to accommodate as many people as possible, including providing additional seating in the main auditorium and overflow seating in a second auditorium. There will also be large video monitors in the foyer of Benaroya Hall. Starbucks Corporation is also pleased to offer free parking and shuttle service from the Safeco Field parking structure to and from our Annual Meeting of Shareholders.

     While we will make every effort to accommodate all attendees, we cannot guarantee seating availability. We strongly recommend that shareholders arrive at Benaroya Hall 45 minutes prior to the event.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                         Very truly yours,


            /s/ HOWARD SCHULTZ                           /s/ ORIN C. SMITH
                 Howard Schultz                          Orin C. Smith
                 chairman and                            president and
                 chief global strategist                 chief executive officer

                             STARBUCKS CORPORATION
                             2401 UTAH AVENUE SOUTH
                           SEATTLE, WASHINGTON 98134

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       ON
                                 MARCH 20, 2001

     The Annual Meeting of Shareholders of Starbucks Corporation, (the "Company") will be held at Benaroya Hall, 200 University Street, Seattle, Washington, on Tuesday, March 20, 2001 at 10:00 a.m. (Pacific Time) for the following purposes:

     1. To elect three Class 2 directors to serve until the Annual Meeting of Shareholders to be held in early 2004;

     2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on January 12, 2001 will be entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments thereof.

     The Company's Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the enclosed Annual Report to Shareholders for the fiscal year ended October 1, 2000.

                                          By Order of the Board of Directors,

                                          /s/ SHELLEY B. LANZA
                                          Shelley B. Lanza
                                          secretary

Seattle, Washington
February 4, 2001

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON.

                             STARBUCKS CORPORATION
                             2401 UTAH AVENUE SOUTH
                           SEATTLE, WASHINGTON 98134

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished by and on behalf of the Board of Directors of Starbucks Corporation, a Washington corporation ("Starbucks" or the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. (Pacific Time) on Tuesday, March 20, 2001 at Benaroya Hall, 200 University Street, Seattle, Washington and at any adjournment thereof. Directions to Benaroya Hall are provided on the back cover of this Proxy Statement.

     A shareholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later dated proxy card to the secretary of the Company prior to the Annual Meeting, (ii) delivering written notice of revocation of the proxy to the secretary of the Company prior to the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Proxies will be voted as specified by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $0.001 par value per share (the "Common Stock"), of the Company represented thereby will be voted for: (1) the election of the three directors nominated by the Board of Directors; (2) the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2001 ("fiscal 2001"), and in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

     The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee. Ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors and approval of any other matter that properly comes before the meeting requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the matter. Accordingly, abstentions and broker non-votes, because they are not affirmative votes, will have the effect of votes against the proposal. Proxies and ballots will be received and tabulated by Mellon Investor Services LLC, the Company's transfer agent and the inspector of elections for the Annual Meeting.

     This Proxy Statement and the enclosed proxy card will be first mailed on or about February 13, 2001 to the Company's shareholders of record on January 12, 2001 (the "Record Date").

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice.

Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At the close of business on the Record Date, there were 188,520,197 shares of Common Stock (the "Shares") outstanding and there were no outstanding shares of any other class of stock. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Restated Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three groups, with such groups to be as equal in number as possible. Throughout fiscal 2000, the Company's Board of Directors consisted of nine members, with three members in each of Classes 1, 2 and 3. Upon the expiration of the term of a class of directors, nominees for such class are elected to serve for a term of three years and until their respective successors have been elected and qualified. The current terms of the Class 2 directors, Mr. Gregory B. Maffei, Mr. Arlen I. Prentice and Mr. Orin C. Smith, expire upon the election and qualification of the directors to be elected at the Annual Meeting. The Board of Directors has nominated Messrs. Maffei, Prentice and Smith for reelection to the Board of Directors at the Annual Meeting, to serve until the Annual Meeting of Shareholders expected to be held in early 2004. The terms of the Class 1 and Class 3 directors expire at the Annual Meetings of Shareholders expected to be held in early 2003 and 2002, respectively.

     Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Maffei, Prentice and Smith to the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

     Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting.

CLASS 1 DIRECTORS
TERMS EXPIRE AT THE ANNUAL MEETING EXPECTED TO BE HELD IN EARLY 2003

     HOWARD P. BEHAR, 56, has been a director of the Company since January 1996. Mr. Behar served as president of Starbucks Coffee International, Inc. from June 1994 until his retirement from this position in late 1999. From February 1993 to June 1994, Mr. Behar served as the Company's executive vice president, Sales and Operations. From February 1991 to February 1993, Mr. Behar served as senior vice president, Retail Operations, of the Company and from August 1989 to January 1991, he served as the Company's vice president, Retail Stores.

     JAMES G. SHENNAN, JR., 59, has been a director of the Company since March 1990. Mr. Shennan has served as a general partner of Trinity Ventures, a venture capital organization, since 1989. From 1986 to 1988, he served as the president and chief executive officer of Addison Consultancy Group, a marketing consulting firm. Prior to that time, Mr. Shennan served as the president and chief executive officer of Aidcom International, PLC (a predecessor of Addison Consultancy Group), a publicly-held marketing services company located in the United Kingdom and its predecessor, S&O Consultants, an international marketing, design and research consulting organization. Mr. Shennan also serves on the Board of Directors of P.F. Chang's China Bistro, Inc. and Quokka Sports, Inc.

     CRAIG E. WEATHERUP, 55, has been a director of the Company since February 1999. Mr. Weatherup is the Chairman and Chief Executive Officer of the Pepsi Bottling Group, Inc. Prior to the initial public offering of the Pepsi Bottling Group, Inc. in early 1999, Mr. Weatherup had worked with PepsiCo, Inc. for 24 years and served as Chief Executive Officer of its worldwide Pepsi-Cola business. Mr. Weatherup also serves as a director of Federated Department Stores, Inc.

CLASS 2 DIRECTORS
TERMS EXPIRE AT THE ANNUAL MEETING

     GREGORY B. MAFFEI, 40, has been a director of the Company since February 1999. Mr. Maffei is President and Chief Executive Officer of 360networks inc., a global telecommunications service company. Previously, Mr. Maffei served as the Senior Vice President and Chief Financial Officer of Microsoft Corporation from 1997 to 2000, and as Vice President, Corporate Development and Treasurer from 1994 to 1997. Mr. Maffei serves as a director of 360networks inc., Avenue A, Inc., a digital marketing optimization company, ONI Systems Corp., an optical, metro communications equipment manufacturer, and Expedia, Inc., an Internet travel services company.

     ARLEN I. PRENTICE, 63, has been a director of the Company since February 1986. Mr. Prentice is a founder of Kibble & Prentice, Inc., a financial services firm. Mr. Prentice has served as a co-chairman and the chief executive officer of Kibble & Prentice, Inc. since June 1972. Mr. Prentice presently serves as a director of Northland Telecommunications Corporation, a cable television company providing services through its affiliates to customers in nine states, and Flow International Inc., a manufacturer and distributor of high pressure water jet cutting systems. Mr. Prentice also serves as a general partner of Chartwell Capital Management Company.

     ORIN C. SMITH, 58, has been a director of the Company since January 1996. Mr. Smith has served as president and chief executive officer of the Company since June 2000. From June 1994 to May 2000, Mr. Smith served as the Company's president and chief operating officer, and from March 1990 to June 1994, he was the Company's vice president and chief financial officer and later its executive vice president and chief financial officer. Mr. Smith presently serves as a director of Oakley, Inc., a designer, manufacturer and distributor of premium performance sunglasses, footwear, apparel, accessories and watches.

CLASS 3 DIRECTORS
TERMS EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS EXPECTED TO BE HELD IN EARLY 2002

     BARBARA BASS, 49, has been a director of the Company since January 1996. Since 1993, Ms. Bass has been the president of Gerson Bakar Foundation. From 1989 to 1992, Ms. Bass was president and chief executive officer of the Emporium Weinstock Division of Carter Hawley Hale Stores, Inc. She is on the Board of Directors of DFS Group Limited, a retailer of luxury branded merchandise, The Bombay Company, Inc., a retailer of traditional furniture and accessories, and bebe stores, inc., a retailer of contemporary sportswear and accessories.

     CRAIG J. FOLEY, 56, has been a director of the Company since March 1990. Mr. Foley has served as president of Wickham Capital Corp., a venture capital firm, since February 1994. He has also served as a partner of Phillips-Smith-Machens Venture Partners, a venture capital firm, since April 1994. From February 1982 to February 1994, Mr. Foley served on the Board of Directors of Chancellor Capital Management, Inc., (now, Invesco Capital Management) and, as managing director of its Alternative Asset Management Group, served as a financial advisor to various entities.

     HOWARD SCHULTZ, 47, is the founder of the Company, the chairman of the board and has served as chief global strategist since June 2000. From the Company's inception in 1985 to June 2000, he served as chairman of the board and chief executive officer. From 1985 to June 1994, Mr. Schultz was also the Company's president. From September 1982 to December 1985, Mr. Schultz was the director of retail operations and marketing for Starbucks Coffee Company, a predecessor to the Company; and from January 1986 to July 1987, he was the chairman of the board, chief executive officer, and president of Il Giornale Coffee Company, a predecessor to the Company. Mr. Schultz serves on the Board of Directors of eBay, Inc., an Internet trading company, and drugstore.com, an on-line drugstore.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. MAFFEI, PRENTICE AND SMITH TO THE BOARD OF DIRECTORS.

COMMITTEES

     During the fiscal year ended October 1, 2000 ("fiscal 2000"), the Company's Board of Directors had standing Compensation and Audit Committees, but did not have a standing nominating committee. The members of each Committee and the functions performed thereby are described below:

     Compensation Committee. Mr. Prentice, Ms. Bass and Mr. Maffei served on the Compensation Committee, with Mr. Prentice serving as Chairman. The Compensation Committee is responsible for setting compensation philosophy for the Company and determining compensation and other benefits for the Company's senior executive officers. The Compensation Committee also administers the Company's stock option and stock purchase plans, as well as the Executive Management Bonus Plan (the "EMB Plan").

     Audit Committee. Mr. Shennan, Mr. Foley and Mr. Weatherup served on the Audit Committee, with Mr. Shennan serving as Chairman. Each of Messrs. Shennan, Foley and Weatherup is an "independent director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards. The Audit Committee operates pursuant to a written charter (a copy of which is attached as Appendix A to this proxy statement), and is responsible for monitoring and overseeing the Company's internal controls and financial reporting processes, as well as the independent audit of the Company's consolidated financial statements by the Company's independent auditors, Deloitte & Touche LLP ("Deloitte & Touche"). As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2000 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the Company's independent auditors. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from Deloitte & Touche, and discussed that firm's independence with representatives of the firm.

     Based upon the Audit Committee's review of the audited consolidated financial statements and its discussions with management and the Company's independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the fiscal year ended October 1, 2000 in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 22, 2000.

                                          James G. Shennan, Jr. (Chairman)
                                          Craig J. Foley
                                          Craig E. Weatherup

BOARD AND COMMITTEE MEETINGS

     During fiscal 2000, the Compensation Committee met three times and held three telephonic meetings, the Audit Committee met three times, and the Board of Directors met four times and held two telephonic meetings. Each director attended at least 75% percent of all Board meetings and meetings of Committees on which they served, except that Mr. Shennan attended two of the three Audit Committee meetings.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information concerning the beneficial ownership of Common Stock of the Company of (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table set forth in the "Executive Compensation" section of this Proxy Statement, and (iv) all current directors and executive officers of the Company as a group. Such information is provided as of January 15, 2001, except for the information for Capital Research & Management Company and Putnam Investment Management, Inc., which is provided as of September 30, 2000. According to the rules adopted by the Securities and Exchange Commission, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1%, based upon 188,520,197 shares of Common Stock outstanding.

                NAME AND ADDRESS OF                  AMOUNT AND NATURE OF
                BENEFICIAL OWNER(1)                  BENEFICIAL OWNERSHIP    PERCENT OF CLASS
                -------------------                  --------------------    ----------------
Capital Research & Management......................       15,430,000               8.2%
Putnam Investment Management, Inc. ................       12,882,131               6.8%
Howard Schultz.....................................        7,992,642(2)            4.1%
Orin C. Smith......................................        1,229,046(3)              *
Barbara Bass.......................................          148,500(4)              *
Howard P. Behar....................................          406,522(5)              *
Craig J. Foley.....................................          175,400(6)              *
Gregory B. Maffei..................................           25,000(7)              *
Arlen I. Prentice..................................          418,676(8)              *
James G. Shennan, Jr. .............................          288,571(9)              *
Craig E. Weatherup.................................           35,000(10)             *
Paul Davis.........................................          133,334(11)             *
Peter Maslen.......................................           47,500(12)             *
Michael Casey......................................          207,790(13)             *
All Directors and Executive Officers as a Group (17
  persons).........................................       11,951,180(14)           6.1%

---------------
 (1) The address of Capital Research & Management Company is 333 South Hope Street, 55th Floor, Los Angeles, California, 90071-1447. The address for Putnam Investment Management, Inc. is One Post Office Square, Boston, Massachusetts 02110. The address of the directors and executive officers listed is 2401 Utah Avenue South, Seattle, Washington 98134.

 (2) Includes 4,179,668 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

 (3) Includes 1,217,667 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

 (4) Includes 145,000 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

 (5) Includes 394,568 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

 (6) Includes 162,400 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

 (7) Includes 25,000 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

 (8) Includes 39,000 shares held by the Prentice Family Partnership, a general partnership in which Mr. Prentice serves as a general partner, and 241,000 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

 (9) Includes 54,360 shares held by the Shennan Family Partnership, a partnership of which Mr. Shennan is a general partner, 631 shares held in trust, as well as 147,700 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

(10) Includes 25,000 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

(11) Includes 133,334 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

(12) Includes 47,500 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

(13) Includes 190,672 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

(14) Includes 7,785,336 shares subject to options exercisable within 60 days, which is on or before March 16, 2001.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to or earned by the Company's chief executive officer and its four other most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal 2000 (collectively referred to herein as the "Named Executive Officers") during each of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                 ANNUAL COMPENSATION     COMPENSATION
                                                 --------------------    ------------
                                                                          NUMBER OF
                                                                          SECURITIES      ALL OTHER
                                                 SALARY       BONUS       UNDERLYING     COMPENSATION
  NAME AND PRINCIPAL POSITION     FISCAL YEAR      ($)         ($)        OPTIONS(1)         ($)
  ---------------------------     -----------    -------    ---------    ------------    ------------
ORIN C. SMITH...................     2000        730,770    1,312,500       500,000          1,700(2)
  president and                      1999        623,077(3)         0       600,000          1,600(2)
  chief executive officer            1998        600,000(3)   425,250       600,000          1,600(2)
HOWARD SCHULTZ..................     2000        750,000(3) 1,312,500       250,000         25,311(4)
  chairman and                       1999        778,846(3)         0       800,000         25,361(4)
  chief global strategist            1998        750,000(3)   425,250     1,050,000         25,461(4)
PAUL DAVIS......................     2000        380,674      383,075       100,000          2,495(5)
  president, North America           1999        162,500(6)   162,500(6)    500,000         63,972(5)
PETER MASLEN....................     2000        380,000      365,750        50,000         25,276(7)
  president, Starbucks               1999         43,846(8)         0(8)    175,000          5,065(7)
  Coffee International, Inc.
MICHAEL CASEY...................     2000        431,385      378,000        75,000          1,187(9)
  executive vice president,          1999        413,462            0       200,000          2,359(9)
  chief financial officer and        1998        332,212      175,000       150,000         17,501(9)
  chief administrative officer

---------------
(1) The number of options granted for fiscal 1999 and fiscal 1998 has been adjusted to reflect the two-for-one stock split effected by the Company in March 1999.

(2) The amounts shown represent matching contributions by the Company to the Company's 401(k) Plan on behalf of Mr. Smith.

(3) Mr. Schultz's annual base salary did not change in fiscal 1999 or fiscal 2000 from his base salary in fiscal 1998, and Mr. Smith's annual base salary did not change in fiscal 1999 from his base salary in fiscal 1998, although in both cases the actual amounts paid varied because of the Company's payroll schedule.

(4) The amounts shown include (i) matching contributions by the Company to the Company's 401(k) Plan on behalf of Mr. Schultz of $1,700, $1,600 and $2,130 in fiscal 2000, 1999 and 1998 respectively, and (ii) unreimbursed payments by the Company of the insurance premium for a split dollar life insurance policy originally issued in 1991 of $23,611, $23,761 and $23,861 in fiscal 2000, 1999 and 1998, respectively.

(5) The amounts shown represent relocation expenses paid to Mr. Davis.

(6) Mr. Davis joined the Company in March 1999, so his salary amount reflects a partial year of service. Mr. Davis received a guaranteed bonus pursuant to the terms of the offer letter to him dated March 10, 1999.

(7) The amounts shown represent relocation expenses paid to Mr. Maslen.

(8) Mr. Maslen joined the Company in August 1999, so his salary reflects a partial year of service and he was ineligible for a bonus.

(9) The amounts shown include (i) relocation expenses of $16,667 paid to Mr. Casey in fiscal 1998, and (ii) matching contributions to the Company 401(k) Plan on behalf of Mr. Casey of $1,187, $2,359 and $834 in fiscal 2000, 1999 and 1998, respectively.

STOCK OPTION GRANTS IN FISCAL 2000

     The following table sets forth information regarding options to purchase shares of the Company's Common Stock granted to the Company's Named Executive Officers during fiscal 2000. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                          OPTION GRANTS IN FISCAL 2000

                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                               AT ASSUMED ANNUAL RATES OF
                                                                                                STOCK PRICE APPRECIATION
                           NUMBER OF         PERCENT OF                                            FOR OPTION TERM(1)
                           SECURITIES       TOTAL OPTIONS                                      ---------------------------
                       UNDERLYING OPTIONS    GRANTED TO     EXERCISE PRICE     EXPIRATION      FIVE PERCENT    TEN PERCENT
        NAME                GRANTED           EMPLOYEES       PER SHARE           DATE             ($)             ($)
        ----           ------------------   -------------   --------------   ---------------   ------------    -----------
Orin C. Smith........     200,000(2)             4.4            $23.25          10/4/2009       2,924,360       7,410,902
                          300,000(3)             6.6            $26.06          1/18/2010       4,917,170      12,461,074
Howard Schultz.......     250,000(4)             5.5            $23.25          10/4/2009       3,655,450       9,263,628
Paul Davis...........     100,000(5)             2.2            $26.06          1/18/2010       1,639,057       4,153,691
Peter Maslen.........      50,000(6)             1.1            $26.06          1/18/2010         819,528       2,076,846
Michael Casey........      75,000(7)             1.6            $23.25          10/4/2009       1,096,635       2,779,088

---------------
(1) Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the rate shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) Mr. Smith's options become exercisable in two 66,667 share increments on October 4, 2000 and 2001, and one 66,666 share increment on October 4, 2002.

(3) Mr. Smith's options become exercisable in three 100,000 share increments on January 18 of 2001, 2002 and 2003.

(4) Mr. Schultz's options become exercisable in one 83,334 share increment on October 4, 2000, and two 83,333 share increments on October 4 of 2001 and 2002.

(5) Mr. Davis's options become exercisable in one 33,334 share increment on January 18, 2001, and two 33,333 share increments on January 18 of 2002 and 2003.

(6) Mr. Maslen's options become exercisable in four 12,500 share increments on January 18 of 2001, 2002, 2003 and 2004.

(7) Mr. Casey's options become exercisable in three 25,000 share increments on October 4 of 2000, 2001 and 2002.

EXERCISES OF STOCK OPTIONS

     The following table sets forth information regarding stock option exercises during fiscal 2000 by the Named Executive Officers and the value of each Named Executive Officer's exercised and unexercised stock options on October 1, 2000.

  AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF UNEXERCISED
                                                                   NUMBER OF SECURITIES         IN-THE-MONEY OPTIONS AT
                                                                  UNDERLYING UNEXERCISED          FISCAL YEAR END(2)
                       SHARES ACQUIRED                          OPTIONS AT FISCAL YEAR END                ($)
                         ON EXERCISE     VALUE REALIZED()(1)   ----------------------------   ---------------------------
        NAME                 (#)                 ($)           EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
        ----           ---------------   -------------------   -----------   --------------   -----------   -------------
Orin C. Smith........      500,000            12,847,925          651,000      1,100,000      13,064,814     19,943,720
Howard Schultz.......      335,328            11,051,246        3,604,668      1,133,332      95,718,379     22,516,075
Paul Davis...........            0                     0          100,000        500,000       1,140,625      5,962,500
Peter Maslen.........            0                     0           35,000        190,000         608,125      3,132,500
Michael Casey........      237,296             4,386,329          135,938        191,666       3,319,889      3,598,315

---------------
(1) Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of Common Stock acquired on the date of exercise.

(2) The value of unexercised options is calculated by subtracting the aggregate exercise price of the options from the aggregate market value of the shares of Common Stock subject thereto as of September 29, 2000 (the last trading day prior to the Company's fiscal year end on October 1, 2000).

COMPENSATION OF DIRECTORS

     During fiscal 2000, directors who are not executive officers of the Company received no cash compensation for their services. Such directors participate in the Starbucks Corporation Amended and Restated 1989 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Under the terms of the Directors Plan, non-employee directors are annually awarded stock options to purchase shares of Common Stock at a per share exercise price equal to the fair market value on the date of grant. During the fiscal year ended October 1, 2000, each of Messrs. Foley, Maffei, Prentice, Shennan and Weatherup and Ms. Bass received options to purchase 25,000 shares of Common Stock at an exercise price of $26.06 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, Ms. Bass, Mr. Maffei and Mr. Prentice had no relationships or transactions with the Company or its subsidiaries required to be disclosed pursuant to Item 402(j) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     During fiscal 2000, the Compensation Committee of the Board of Directors was responsible for setting compensation philosophy and determining base salary, bonus, long-term incentive compensation and other benefits for the chief executive officer and other executive officers. The Compensation Committee is comprised of three directors, each of whom qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code ("Section 162(m)") and as a "non-employee director" under Rule 16b-3 promulgated under the Exchange Act.

---------------

     * The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

     COMPENSATION COMPONENTS: The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Committee's policy is that the compensation package for executive officers should consist of three components:
(i) annual base salary, (ii) incentive bonuses, the amount of which is dependent on both Company and individual performance during the prior fiscal year, and
(iii) stock option awards designed to align management's interests with those of shareholders by rewarding outstanding performance and providing long-term incentives for the Company's key employees.

     The Compensation Committee establishes total annual compensation for the chief executive officer and other executive officers after reviewing each component of such executive's compensation against executive compensation surveys prepared by outside compensation consultants. The surveys used for comparison reflect compensation levels and practices for persons holding comparably responsible positions at targeted peer group companies. The compensation comparator group is not limited to companies listed on the National Market tier of The Nasdaq Stock Market, Inc., and includes an array of companies in specialty retail and other industries, with high growth and strong brand image characteristics. Nine of the sixteen companies used to provide competitive compensation data are included in the indices reflected in the performance graph required by Item 402(1) of Regulation S-K and set forth on page 12 of this Proxy Statement. In addition to reviewing executive officers' compensation against the comparator group, the Compensation Committee also solicits appropriate input from the Company's president and chief executive officer regarding total compensation for those executives who report directly to him.

     TOTAL COMPENSATION: For fiscal 2000, the Compensation Committee determined that total compensation for executive officers (the sum of base salary, incentive bonus and long-term compensation delivered through stock option awards) should be targeted between the 75th and 90th percentiles of selected peer group companies. The Committee may, at its discretion, award compensation in excess of or less than the target. Base salary and incentive bonus were targeted at the 50th percentile of peer group companies so that more than a proportionate amount of total compensation is awarded through a long-term incentive vehicle. This strategy is intended to be competitive with other high performing organizations and to enable the Company to attract, reward and retain exceptional talent. For this period, the aggregate of Mr. Schultz's and Mr. Smith's base salary, incentive bonus and stock options was within the competitive target range.

     BASE SALARY: Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salary are based on subjective evaluation of such factors as the level of responsibility, individual performance, level of pay and Company peer group pay levels. In fiscal 2000, base salaries for Mr. Schultz and Mr. Smith were determined in accordance with the factors above. Throughout fiscal 2000, Mr. Schultz's actual base salary was $750,000, below the competitive target of the 50th percentile of salaries paid by targeted peer group companies to their chief executive officers. Mr. Schultz's annual base salary did not change from his salary in fiscal 1998 and fiscal 1999 (although the actual amounts paid and reflected in the Summary Compensation Table varied because of the Company's payroll schedule). Mr. Smith's annual base salary increased from $700,000 to $750,000 during fiscal 2000 to recognize his promotion in June 2000 to president and chief executive officer. At $750,000, Mr. Smith's base salary is also below the competitive target of the 50th percentile of salaries paid by targeted peer companies.

     INCENTIVE BONUS: Incentive bonuses are generally granted based on a percentage of each executive officer's base salary. During fiscal 2000, the chairman and chief global strategist, president and chief executive officer, president, Starbucks Coffee International, Inc., president, North America, and executive vice presidents of the Company participated in the EMB Plan. The EMB Plan was designed to meet the requirements of Section 162(m) that impose a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to the chief executive officer and the four other most highly paid officers of the Company unless such compensation qualifies as "performance-based compensation."

     The Compensation Committee selects participants and establishes the objective performance measure, bonus target percentages and other terms and conditions of awards under the EMB Plan. Target bonus amounts are expressed as a percentage of base salary and are established according to the overall intended competitive position and competitive survey data for comparable positions in peer group companies. For fiscal 2000, the bonus targets for participating officers ranged from 50% to 100% of base salary depending on position, with a maximum bonus payout pursuant to the achievement of the objective performance goal of $1,000,000. After the end of the performance period, the Committee determines the extent to which the performance goals were achieved and determines the amount of the award that is payable.

     Seventy percent (70%) of the target bonus is based on the achievement of a specified objective performance measure selected by the Compensation Committee each fiscal year. In fiscal 2000, the objective performance measure was earnings per share of $0.68 (excluding the impact of any significant acquisitions or dispositions of businesses by the Company, and adjusted for any stock split). Thirty percent (30%) of the target bonus is based on specific subjective performance goals for each officer, which change somewhat each year according to the strategic plan initiatives and the responsibilities of the positions. Relative weights assigned to each performance goal typically range from 5% to 35%. Mr. Schultz's goals for fiscal 2000 related to achievement of the operating plan and the creation and execution of an international strategy. Mr. Smith's goals for fiscal 2000 related to the achievement of the operating plan.

     The bonus payout award is determined according to the level of achievement of both the objective performance measure and subjective performance goals. If the Company exceeds the objective performance measure, awards may be granted above the target bonus level established for each participant. Below a threshold of performance, no awards may be granted pursuant to the objective performance measure and the Compensation Committee may, in its discretion, reduce the awards pursuant to individual subjective performance goals. In fiscal 2000, the objective performance measure was exceeded by three cents per share when the impact of the disposition of substantially all of the Company's Internet business, including the writedowns of investments in Internet companies, is excluded from the determination. Accordingly, participants in the EMB Plan were eligible to receive bonuses 75% above the target bonus percentage established for each participant. For fiscal 2000, Mr. Schultz and Mr. Smith each earned an annual incentive of $1,312,500, based on the achievement of the objective performance goal and individual performance goals. Because the Company exceeded the objective performance measure, the bonuses paid to Mr. Schultz and Mr. Smith were somewhat above the competitive target of the 50th percentile of bonuses paid by targeted peer group companies.

     STOCK OPTIONS: In fiscal 2000, long-term, performance-based compensation of executive officers took the form of option awards under the Starbucks Corporation's Amended and Restated Key Employee Stock Option Plan -- 1994 (the "Key Employee Plan"). The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the closing price of the Company's Common Stock on the date of grant and, accordingly, will have value only if the Company's stock price increases.

     In granting options under the Key Employee Plan, the Compensation Committee bases the size of stock option awards on such considerations as the value of options awarded to comparable positions in peer group companies, Company and individual performance against plan, the number of options currently held by the officer, the allocation of overall share usage attributed to executive officers and the relative proportion of long-term incentives within the total compensation mix. In fiscal 2000, Mr. Schultz and Mr. Smith were granted an aggregate of 250,000 and 500,000 options to purchase shares of Common Stock, respectively. Mr. Smith's grant of 200,000 stock options, as well as the stock options granted to Mr. Schultz and Mr. Casey, were granted in October 1999 and reflect the Company's and such officers' performance for fiscal 1999. Mr. Smith's grant of 300,000 stock options, as well as the stock options granted to Mr. Davis and Mr. Maslen, were granted in January 2000 and reflect such officers' increased responsibilities.

                                          Respectfully submitted,

                                          Arlen I. Prentice, Chairman
                                          Barbara Bass
                                          Gregory Maffei

PERFORMANCE GRAPH

     The following graph depicts the Company's total return to shareholders from October 1, 1995 through October 1, 2000, relative to the performance of the Nasdaq Stock Market (U.S. Companies) Index, the Nasdaq Eating and Drinking Establishments Index, and the Nasdaq Retail Index. All indices shown in the graph have been reset to a base of 100 as of October 1, 1995 and assume an investment of $100 on that date and the reinvestment of dividends paid since that date. The Company has not ever paid cash dividends on its Common Stock. The points represent fiscal year-end index levels based on the last trading day in each such fiscal year. The chart set forth below was prepared by Georgeson Shareholder Communications, Inc., which holds a license to use the indices used herein.

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                       10/1/95   9/29/96   9/28/97   9/27/98   10/3/99   10/1/00
--------------------------------------------------------------------------------
 Starbucks
  Corporation           $100      $174      $215      $189      $253      $423
 Nasdaq Stock Market    $100      $119      $164      $170      $270      $359
 Nasdaq Eating and
  Drinking
  Establishments        $100      $100      $ 91      $ 63      $ 62      $ 77
 Nasdaq Retail          $100      $121      $137      $121      $138      $104
--------------------------------------------------------------------------------

CERTAIN TRANSACTIONS AND INDEBTEDNESS OF MANAGEMENT

     The Pepsi Bottling Group purchases and distributes bottled Frappuccino(R) coffee drink, a product produced by the North American Coffee Partnership, a joint venture between the Company and the Pepsi-Cola Company, a division of PepsiCo, Inc., (the "NACP"). Mr. Craig E. Weatherup, a director of the Company, is the Chairman and Chief Executive Officer of the Pepsi Bottling Group, Inc. During fiscal 2000, Starbucks had sales of approximately $9.3 million to the NACP and the NACP had sales of approximately $94.5 million to the Pepsi Bottling Group, Inc.

     During fiscal 2000, the Company chartered an airplane owned by Devon Air Holdings, LLC ("Devon Air"), a limited liability company wholly-owned by Mr. Howard Schultz, the chairman of the Board of Directors and chief global strategist, for executive business travel. The Company paid Devon Air $400,843 during fiscal 2000, based upon a discounted rate for actual hours flown.

     As part of his initial compensation package, Mr. Peter Maslen, president, Starbucks Coffee International, Inc., received a $300,000 loan from Starbucks Coffee International, Inc. to assist in the purchase of a home. The loan bears interest at a rate of 5.29% per year. The largest aggregate amount outstanding on the loan during fiscal 2000 was $314,548. The aggregate amount outstanding as of December 31, 2000 was $301,323.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership ("Forms 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Forms 4"). Officers, directors and greater than 10% shareholders of the Company are required by Securities and Exchange Commission regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended October 1, 2000, except that Deidra Wager was late in reporting the sale of 12,900 shares in January 2000.

              PROPOSAL 2 -- RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors requests that the shareholders ratify its selection of Deloitte & Touche to serve as the Company's independent auditors for the fiscal year ending September 30, 2001. Deloitte & Touche examined the consolidated financial statements of the Company for the fiscal year ended October 1, 2000. Representatives of Deloitte & Touche will be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by shareholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Deloitte & Touche as the Company's independent auditors for the fiscal year ending September 30, 2001.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS

     Shareholder proposals to be presented at the Company's next Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company at its executive offices at 2401 Utah Avenue South, Seattle, Washington 98134, Attention: Office of the General Counsel, on or prior to October 16, 2001.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

     The Company's Annual Report to Shareholders for the fiscal year ended October 1, 2000 (which is not a part of the Company's proxy soliciting materials) is being mailed to the Company's shareholders with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K, without exhibits, will be furnished without charge to shareholders upon request to:

                               Investor Relations
                             Starbucks Corporation
                             2401 Utah Avenue South
                           Seattle, Washington 98134
                             (206) 447-1575 x87118

                                          By Order of the Board of Directors,

                                          /s/ SHELLEY B. LANZA
                                          Shelley B. Lanza
                                          secretary

Seattle, Washington
February 4, 2001

                                                                      APPENDIX A

                             STARBUCKS CORPORATION
                            AUDIT COMMITTEE CHARTER
                           (REVISED SEPTEMBER, 2000)

PURPOSE

The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal control which management and the board of directors have established, and the audit process. In doing so, it is the responsibility of the audit committee to provide an open avenue of communication between the board of directors, management, and the independent accountants. The committee is to be the board's principal agent in ensuring the independence and objectivity of the independent accountants, the integrity of management, and the adequacy of disclosure to stockholders. The opportunity for the independent accountants to meet with the entire board of directors as needed is not to be restricted, however. The independent accountants are ultimately accountable to the board of directors and the audit committee, as representatives of the company's shareholders; these representatives have the authority to select, evaluate, and, where appropriate, replace the independent accountants.

COMPOSITION

The committee shall be comprised of at least three independent directors, as defined in the Nasdaq listing requirements. Each member must be able to read and understand financial statements, and at least one member must have past experience which demonstrates financial sophistication, such as employment or certification in accounting or finance, or employment as a senior officer with financial oversight responsibilities. Members shall be appointed by the board of directors. One of the members shall be appointed committee chairman by the chairman of the board of directors.

AUTHORITY

The audit committee has the authority to investigate any activity of the company within its scope of responsibilities, and shall have unrestricted access to members of management and all information relevant to its responsibilities. All employees are directed to cooperate as requested by members of the committee. The committee is empowered to retain persons having special competence as necessary to assist the committee in fulfilling its responsibility.

MEETINGS

The audit committee is to meet at least two times per year, and whenever that committee deems necessary.

ATTENDANCE

Members of the audit committee are to be present at all meetings. As necessary or desirable, the chairman may request that members of management and representatives of the independent accountants be present at meetings of the committee.

MINUTES

Minutes of each meeting are to be prepared and sent to committee members and the Starbucks directors who are not members of the committee. Copies are to be made available to the independent accountants.

SPECIFIC DUTIES

The audit committee shall:

1. Enable direct communication between the independent accountants and the committee at any time. Instruct the independent accountants to report directly to the committee any serious difficulties or disputes with management.

2. Recommend to the board of directors the retention or replacement of the independent accountants, and provide a written summary of the basis for any recommended change.

3. Review the scope of the independent accountant's audit examination, including their engagement letter, prior to the annual audit. Review the audit fees agreed upon by management. Review with management the extent of non-audit services to be provided by the independent accountants, in relation to the objectivity needed in the audit. Obtain a formal written statement from the independent accountants describing all relationships between the accountants and the company which might reasonably bear on their independence, consistent with Independence Standards Board Standard 1; discuss with the independent accountants any potential impact to their objectivity and independence, and make any necessary recommendations to the board of directors.

4. Upon completion of the audit, review financial results for the year with management and the independent accountants, prior to their release to the public. This review is to encompass:

     * The financial statements and disclosures to be included in the company's annual report to shareholders, the 10-K report to the SEC, or similar publicly filed documents.

     * Significant transactions not a normal part of the company's operations.

     * Significant changes during the year in the company's accounting principles or their applications.

     * Significant adjustments proposed by the independent accountants.

5. Review the audit process with management and the independent accountants, upon completion of their annual audit, to evaluate:

     * The cooperation received by the independent accountants, including access to all requested information.

     * Any instances where management has obtained 'second opinions' from other accountants.

     * Any disagreements with management which, if not satisfactorily resolved, would have caused them to modify their report on the financial statements.

     * Management's comments regarding the audit.

6. Review the independent accountant's required communication of any material weaknesses in internal controls, and assess the adequacy of management's corrective actions.

7. Review periodically, with the independent accountants, the adequacy of the company's accounting and financial personnel and any relevant recommendations concerning internal controls, accounting principles, and accounting/reporting systems.

8. Review the effect of any important new pronouncements of the accounting profession and other regulatory bodies on the company's accounting and reporting policies.

The chair of the audit committee shall communicate with the independent accountants quarterly, prior to the release of quarterly earnings to the public and filing of Form 10-Q, regarding the results of their interim financial review. While these communications are not considered formal meetings of the committee, all committee members shall be invited and encouraged to participate.

            TRANSPORTATION INFORMATION FOR THE STARBUCKS CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AT
                                 BENAROYA HALL
                   200 UNIVERSITY STREET, SEATTLE, WASHINGTON
                                       AT
                           10:00 A.M. (PACIFIC TIME)
                                       ON
                                 MARCH 20, 2001

DRIVING DIRECTIONS TO BENAROYA HALL:

     Traveling South on I-5:
          - Take Union Street exit
          - Continue on Union Street to Third
            Avenue or Second Avenue
          - The Hall is on your left
     Traveling North on I-5:
          - Take Seneca Street exit
          - Continue on Seneca to Third Avenue and turn right
          - The Hall is on your left

FREE PARKING AND SHUTTLE SERVICE:

     In order to accommodate our shareholders, Starbucks Corporation will provide free parking and shuttle service from the Safeco Field parking structure to and from Benaroya Hall.

     The Safeco Field parking structure is located at the corner of Atlantic Street and Occidental in Seattle, Washington. The structure is on the south end of Safeco Field on Atlantic Street, directly across from the ballpark.

DRIVING DIRECTIONS TO SAFECO FIELD:

     Traveling South on I-5
          - Follow the Airport Way exit and turn right on Holgate
          - Turn right on First Avenue South to the garage
     Traveling North on I-5
          - Take exit 163 to Spokane Street
          - Turn right at Fourth Avenue South
          - Turn left at Lander
          - Turn right on to First Avenue South to the garage

     The garage will open at 8:00 a.m. on March 20, 2001. Starbucks will provide buses, similar to those used by tour lines, to take shareholders to and from Benaroya Hall. PICKUP IS ON OCCIDENTAL.

     Buses will depart for Benaroya Hall on a continuous schedule between 8:00 a.m. and 9:45 a.m. After the meeting, buses will depart for Safeco Field on a continuous schedule between 11:30 a.m. and 12:45 p.m.

DOWNTOWN PARKING OPTIONS:

     Limited parking is available at your expense at the following garages:

     - Benaroya Hall Parking Garage: Entrance on Second Avenue between Union Street and University Street, with elevator access to the hall.

     - Cobb/Puget Sound Plaza Garage: Entrance on University Street, between Third Avenue and Fourth Avenue.

     - Washington Mutual Tower Garage: Entrance on Seneca Street, between Second Avenue and Third Avenue.

     - There are a number of additional paid parking garages in the downtown area.

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

                              STARBUCKS CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Howard Schultz and Shelley B. Lanza (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Starbucks Corporation to be held at Benaroya Hall on Tuesday, March 20, 2001 at 10:00 a.m. (Pacific Time) and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies' discretion on such other matters as may properly come before the meeting or any adjournment thereof.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                                                               PLEASE MARK   [X]
                                                               YOUR VOTES AS
                                                               INDICATED IN
                                                               THIS EXAMPLE


                                       FOR                  WITHHOLD AUTHORITY
                               ALL NOMINEES LISTED              TO VOTE FOR
                              (EXCEPT AS WITHHELD)            NOMINEES LISTED

1. ELECTION OF DIRECTORS:              [ ]                          [ ]
   CLASS 2 DIRECTORS:

   01 GREGORY B. MAFFEI
   O2 ARLEN I. PRENTICE
   03 ORIN C. SMITH


WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING DIRECTORS:

_______________________________________________________


2. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.


                         FOR    AGAINST    ABSTAIN
                         [ ]      [ ]        [ ]

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


CONSENT TO ELECTRONIC DELIVERY

BY CHECKING THE BOX TO THE RIGHT, I CONSENT TO FUTURE DELIVERY OF            [ ]
ANNUAL REPORTS, PROXY STATEMENTS, PROSPECTUSES AND OTHER MATERIALS AND SHAREHOLDER COMMUNICATIONS TO ME ELECTRONICALLY VIA THE INTERNET AT A
WEBPAGE WHICH WILL BE DISCLOSED TO ME. I UNDERSTAND THAT THE COMPANY
MAY NO LONGER DISTRIBUTE PRINTED MATERIALS TO ME FOR ANY FUTURE
SHAREHOLDER MEETING UNTIL SUCH CONSENT IS REVOKED. I UNDERSTAND THAT I
MAY REVOKE MY CONSENT AT ANY TIME BY CONTACTING THE COMPANY'S TRANSFER
AGENT, MELLON INVESTOR SERVICES LLC AT WWW.MELLON-INVESTOR.COM AND THAT
COSTS NORMALLY ASSOCIATED WITH ELECTRONIC DELIVERY, SUCH AS USAGE AND
TELEPHONE CHARGES, AS WELL AS ANY COSTS I MAY INCUR IN PRINTING
DOCUMENTS, WILL BE MY RESPONSIBILITY.


                  IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.



SIGNATURE(S)________________________________ DATED: _____________________, 2001.
WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.
--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --


               [PHONE GRAPHIC] VOTE BY TELEPHONE [PHONE GRAPHIC]

                          QUICK *** Easy *** Immediate

           YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week.

 There is NO CHARGE to you for this call. Please have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press
1.

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION 2: If you choose to vote on each Proposal separately, press 0. You will hear these instructions:

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED.

Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

             To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

            If you voted by telephone, DO NOT mail back your proxy.

         If you wish to indicate your attendance at the Annual Meeting, please follow the recorded directions.

                                       OR

2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.



                  THANK YOU FOR VOTING.